Exhibit 2.7

Execution Copy

AMENDMENT

This AMENDMENT (together with the Schedules hereto, this “Amendment”), dated January 25, 2006, by and among Hushang Ansary (“Buyer”), and Stewart & Stevenson Services, Inc., a Texas corporation (“Parent”), and certain subsidiaries of Parent signatory hereto (collectively, with Parent, “Sellers” and each, including Parent, a “Seller”). Buyer and each Seller may be referred to herein collectively as the “Parties” and individually as a “Party”. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the PPD Purchase Agreement (as defined below).

RECITALS

A.                                   Pursuant to that certain Asset Purchase Agreement, dated September 27, 2005, among Parent and certain of its subsidiaries party thereto and Buyer (as amended, supplemented or otherwise modified from time to time upon the mutual agreement of the parties, the “EPD Purchase Agreement”), Buyer has agreed to acquire certain assets, and assume certain liabilities, of the EPD Business;

B.                                     Pursuant to that certain Asset Purchase Agreement, dated as of October 24, 2005, among Parent and certain of its subsidiaries party thereto and Buyer (as amended, supplemented or otherwise modified from time to time upon the mutual agreement of the parties, the “PPD Purchase Agreement” and, together with the EPD Purchase Agreement, the “Purchase Agreements”), Buyer has agreed to acquire certain assets, and assume certain liabilities, of the Business (the “PPD Business” and, together with the EPD Business, the “Businesses”); and

C.                                     Buyer desires to purchase, and Sellers desire to sell, certain other assets related to the Businesses, and Buyer and Sellers desire to enter into certain additional agreements related to the transactions contemplated by the Purchase Agreements.

The Parties, intending to be legally bound, agree as follows:

1.                                       Additional Assets and Liabilities.

(a)                                  For all purposes of the EPD Purchase Agreement, provided the PPD Purchase Agreement shall not have been terminated, the term “Business” shall include the Hybrid Bus Business (as defined below), the term “Assets” shall include the assets of the Hybrid Bus Business set forth in Schedule 1(a) hereto, and the term “Assumed Liabilities” shall include the liabilities of the Hybrid Bus Business described on Schedule 1(a) hereto. The term “Hybrid Bus Business” means the Sellers’ business of designing, converting and manufacturing diesel-electric hybrid powered busses. All references to the property, assets or rights of the Hybrid Bus Business as Excluded Assets (as defined in the EPD Purchase Agreement), including any references thereto in any of the sections of the Seller Disclosure Letter to the EPD Purchase Agreement, are correspondingly deleted.

(b)                                 For all purposes of the EPD Purchase Agreement, provided the PPD Purchase Agreement shall not have been terminated, the term “Business” shall include the Snow Blower Business (as defined in the EPD Purchase Agreement), the term “Assets” shall include the assets of the Snow Blower Business set forth on Schedule 1(b) hereto, and the term “Assumed Liabilities” shall include the liabilities of the Snow Blower Business described on Schedule 1(b) hereto; provided, however, that notwithstanding anything herein or in the Purchase Agreements to the contrary, at the Closing and effective as of the Effective Time, the design library and all other Intellectual Property of the Snow Blower Business described in Schedule 1(b) hereto will be sold, conveyed, assigned, transferred, and delivered to Buyer “As Is/Where Is,” without any representation or warranty whatsoever.

(c)                                  Attached hereto as Schedule 1(c) is a balance sheet of the Hybrid Bus Business and Snow Blower Business as of December 3, 2005, prepared in accordance with Agreed Accounting Principles.

2.                                       Consents.

The following provisions shall be applicable to all Consents described in Section 10.6(a) of the EPD Purchase Agreement or Section 10.7(a) of the PPD Purchase Agreement other than those of such Consents required to be obtained from the original equipment manufacturers listed in Section 7.3(d) of the Seller Disclosure Letter to the PPD Purchase Agreement (the “OEM Consents”).

(a)                                  Notwithstanding the provisions of Section 5.1 of either of the Purchase Agreements, Sellers shall not be obligated to seek any Consent described in Section 10.6(a) or (b) of the EPD Purchase Agreement or Section 10.7(a) or (b) of the PPD Purchase Agreement other than the OEM Consents and those Consents set forth on Schedule 2(a) hereto (collectively, the “Required Consents”). Receipt of the Required Consents, but no other Consents, shall be a condition to the obligations of Buyer to take and perform all actions required to be taken by Buyer at the Closing. Prior to the Closing, Sellers shall be permitted, however, to seek any Consents as Sellers may, in their discretion, elect.

(b)                                 Except as provided in subparagraph (a) above, the provisions of this Section 2 shall have no effect on the rights, duties or obligations of the Parties under Section 10.6 of the EPD Purchase Agreement or Section 10.7 of the PPD Purchase Agreement.

3.                                       Additional Amendments.

(a)                                  Provided the PPD Purchase Agreement shall not have been terminated, the obligations of Buyer or Sellers, respectively, to take the actions required to be taken by any of them at the Closing (as such term is defined in the EPD Purchase Agreement) shall be subject, in addition to the conditions precedent set forth in Article 7 and Article 8, respectively, of the EPD Purchase Agreement, to the satisfaction, at or prior to the Closing (as defined in the EPD Purchase Agreement), of the conditions precedent set forth in Article 7 and Article 8, respectively, of the PPD Purchase Agreement.

(b)                                 Provided the EPD Purchase Agreement shall not have been terminated, the obligations of Buyer or Sellers, respectively, to take the actions required to be taken by any of them at the Closing shall be subject, in addition to the conditions precedent set forth in Article 7 and Article 8, respectively, of the PPD Purchase Agreement, to the satisfaction, at or prior to the Closing, of the conditions precedent set forth in Article 7 and Article 8, respectively, of the EPD Purchase Agreement.

(c)                                  For all purposes of the PPD Purchase Agreement, the following entities shall be “Purchased Subsidiaries” and shall not be “Sellers”:

(i)                                     Stewart & Stevenson Distributor Holdings, Inc., or if such corporation has converted to a limited liability company, Stewart & Stevenson Distributor Holdings LLC; and

(ii)                                  Stewart & Stevenson Power Products LLC.

(d)                                 If SSTH has converted from a corporation to a limited liability company, the words “a Delaware corporation” in the definition of “SSTH” in Section 1.1 shall be amended to read “a Delaware limited liability company”.

(e)                                  For all purposes of the PPD Purchase Agreement, C. Jim Stewart & Stevenson, Inc., a Delaware corporation, shall be a “Seller”.

(f)                                    Provided the PPD Purchase Agreement shall not have been terminated, for all purposes of the EPD Purchase Agreement, the EPD Purchase Agreement is hereby amended (i) to provide that the Buyer is purchasing 100% of the outstanding equity interests of Stewart & Stevenson Petroleum Services, Inc., or if such corporation has converted to a limited liability company, Stewart & Stevenson Petroleum Services LLC (“SSPS”), (ii) to address the concept that the equity interests of SSPS are being sold to Buyer in the same manner that the PPD Purchase Agreement addresses the concept that the Outstanding Equity Interests of the Purchased Subsidiaries are being sold to the Buyer, with the effect that all provisions relating to Purchased Subsidiaries in the PPD Purchase Agreement would be deemed to be read into the EPD Purchase Agreement, (iii) to provide that SSPS would be the only Purchased Subsidiary for purposes of the EPD Purchase Agreement and (iv) to provide that SSPS shall be a “Purchased Subsidiary” and not a “Seller”. Schedule 3(f-1) hereto contains the information that would have been provided in respect of SSPS if it were a “Purchased Subsidiary” under the PPD Purchase Agreement. A balance sheet of SSPS, prepared in accordance with Agreed Accounting Principles, as of January 20, 2006, is attached hereto as Schedule 3(f-2). As of the date hereof and as of the Closing Date, other than Liabilities under the Seller Contracts to which SSPS is a party disclosed on Section 3.6 of the Seller Disclosure Letter under the EPD Purchase Agreement, SSPS will have no Liabilities other than the Liabilities reflected on such balance sheet.

(g)                                 (i)                                     Provided the PPD Purchase Agreement shall not have been terminated, notwithstanding the provisions of Section 10.2(b) of the PPD Purchase Agreement, Buyer shall not be prevented from hiring or attempting to hire the employees of Sellers listed on Schedule 3(g) hereto; provided, however, that no offer of employment shall contemplate or require that any such employee’s employment by Buyer would commence, and Buyer shall not employ any such employee, prior to a date to be mutually agreed upon in writing by Buyer and Parent but that shall not be later than the date set forth next to such employee’s name on Schedule 3(g); and further provided, however, that prior to the earlier of (i) the time such employee finally declines Buyer’s offer of employment, (ii) the time such employee is no longer employed by Sellers and (iii) the date set forth next to such employee’s name on Schedule 3(g), Sellers will make such employee available to Buyer to perform after the Closing, the same services to or functions for the Business as such employee performed prior to the Closing. Any such employee accepting Buyer’s offer of employment and hired by Buyer shall be treated as an “Affected Employee.”

(ii)                                  Provided the PPD Purchase Agreement shall not have been terminated, notwithstanding the provisions of Section 10.2(a) of the PPD Purchase Agreement, prior to the earlier of (i) the time any such employee hired by Buyer in accordance with Section 3(g)(i) is no longer employed by Buyer or its Affiliates and (ii) December 31, 2006, Buyer will make such employee available to Sellers to perform, the same services to or functions for the Parent and its subsidiaries (other than providing legal advice in the case of any lawyer) as such employee performed prior to being hired by Buyer, except to the extent such services are Support Services under the Transition Services Agreement, in which case the provision of such services shall be governed by the Transition Services Agreement.

(iii)                               Notwithstanding the foregoing, the services to be performed pursuant to Sections 3(g)(i) and (ii) shall be (A) required to be performed only after such employee has satisfied his or her duties to his or her then-current employer, (B) performed on a salary- and rent-free basis; provided, that any reasonable out-of-pocket costs and expenses incurred by the party making such employee available to the other party will be paid by the party receiving the services in a manner consistent with Section 3 of the Transition Services Agreement, and (C) subject to the terms in Sections 5 and 6 of the Transition Services Agreement.

(h)                                 Provided the PPD Purchase Agreement shall not have been terminated, all references in the EPD Purchase Agreement to the “Supply Agreement,” as defined in the EPD Purchase Agreement, including the form thereof attached thereto as Exhibit 2.9(a)(ii), are deleted.

(i)                                     For all purposes of the EPD Purchase Agreement, provided the PPD Purchase Agreement shall not have been terminated, the terms “Assets” and “Business Records” shall include the data and Records of the EPD Business located at the 38th Street Records Warehouse, and all references, if any, to such data and Records as Excluded Assets in the EPD Purchase Agreement, including any references thereto in any of the sections of the Seller Disclosure Letter to the EPD Purchase Agreement, are correspondingly deleted.

(j)                                     Section 6.1 of the PPD Purchase Agreement is hereby amended to add the following subparagraph (d) to the end of Section 6.1

“(d)                           Upon reasonable prior notice, but no less than three (3) business days notice, Buyer or an Affiliate of Buyer shall permit Parent or its representatives, contractors, or consultants, to enter the Facilities during reasonable business hours (including 7:00 a.m. to 6:00 p.m., Monday through Friday), as may be necessary to Remediate any Business Property pursuant to the provisions in Section 11 of this Agreement. Parent agrees to protect, defend, indemnify and hold the Buyer and its Affiliates harmless from and against any and all Liabilities arising from or relating in any way, directly or indirectly, to the acts or omissions of Parent or any Person acting on Parent’s behalf in connection with any such Remedial Actions. Parent agrees to use, and to require its representatives, contractors and consultants to use, best efforts to comply with all rules and instructions issued by Buyer or an Affiliate of Buyer (to the extent reasonable notice thereof has been given to Parent) regarding their actions while upon, entering or leaving any Facility, including any insurance requirements that the Buyer may reasonably impose on contractors authorized to perform the work described herein.”

(k)                                  Section 6.4 of the EPD Purchase Agreement is hereby deleted in its entirety.

(l)                                     The words “sixty (60) days”, appearing in line 1 of Section 2.11(b) of the PPD Purchase Agreement, are hereby amended to read “ninety (90) days”.

(m)                               The words “Except as set forth in the next sentence, this” appearing in Section 13.12 of the PPD Purchase Agreement and the EPD Purchase Agreement are hereby amended to read “This”.

(o)                                 Buyer acknowledges and agrees that Parent shall not be required to sell, transfer or otherwise convey the eight shares of Stewart & Stevenson Venezuela, S.A. that are not owned by Parent.

(p)                                 Section 2.9(a)(xvi) of the PPD Purchase Agreement is hereby deleted in its entirety.

(q)                                 The EPD Purchase Agreement is hereby amended to add Exhibit 10.9, which is attached hereto as Schedule 3(q), and the following new Section 10.9:

“                                          10.9                           SETTLEMENT AGREEMENT

Sellers shall, within 5 Business Days of Buyer’s written request, file or cause to be filed an executed copy of the Settlement Agreement relating to the Varco Lawsuit, attached hereto as Exhibit 10.9, with the United States District Court for the Northern District of Texas in the docket related to the Varco Lawsuit and shall provide Buyer the evidence of such filing.”

(r)                                    The first sentence of Section 2.7 of the EPD Purchase Agreement and the PPD Purchase Agreement shall be amended to read as follows:

“Not later than forty-five (45) days after the Closing Date, Buyer and Sellers shall agree upon the allocation of the Purchase Price among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (as well as any similar provision of state, local or foreign law, as appropriate), and prepare drafts of IRS Forms 8594 consistent with such agreement (the “Allocation Schedule”).”

(s)                                  The term “Effective Time” in Section 1.1 of each of the Purchase Agreements shall be amended in its entirety to read “Effective Time - 12:01 a.m. on January 23, 2006.”

(t)                                    The terms “Closing Date” and “Closing” in all Transaction Agreements (as those terms are defined in the PPD Purchase Agreement and the EPD Purchase Agreement) shall mean “Effective Time” except for (a) the timing of the deliveries under Section 2.9 of each Purchase Agreement (which deliveries shall be required to be made on or before January 25, 2006) or (b) when otherwise clearly required by the context (in which case January 25, 2006 shall apply). After giving effect to Section 3(s) of this Amendment, all Transaction Agreements entered into on January 25, 2006 will be deemed effective as of the Effective Time, unless the otherwise clearly required by the context.

(u)                                 All references in the Purchase Agreements to the “Confirmation of Closing” are hereby deleted.

4.                                       Miscellaneous.

(a)                                  The provisions of Article 13 of the PPD Purchase Agreement are incorporated herein by this reference, mutatis mutandis.

(b)                                 Except to the extent amended hereby, the Purchase Agreements, and each of them, remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BUYER:

/s/ Hushang Ansary
Hushang Ansary

PARENT:

STEWART & STEVENSON SERVICES, INC.

By:	/s/ Carl B. King
Name:	Carl B. King
Title:	Senior Vice President, Secretary and General Counsel

SUBSIDIARIES:

IPSC CO. INC.

By:	/s/ Carl B. King
Name:	Carl B. King
Title:	Vice President and Secretary

STEWART & STEVENSON HOLDINGS, INC.

By:	/s/ Don Mueller
Name:	Don Mueller
Title:	President

STEWART & STEVENSON DE LAS AMERICAS, INC.

By:	/s/ Carl B. King
Name:	Carl B. King
Title:	Vice President and Secretary

STEWART & STEVENSON INTERNATIONAL, INC.

By:	/s/ Carl B. King
Name:	Carl B. King
Title:	Vice President and Secretary

STEWART & STEVENSON POWER, INC.

By:	/s/ Carl B. King
Name:	Carl B. King
Title:	Vice President and Secretary

S&S TRUST

By:	/s/ Don Mueller
Name:	Don Mueller
Title:	President

SIERRA DETROIT DIESEL ALLISON, INC.

By:	/s/ Carl B. King
Name:	Carl B. King
Title:	Vice President and Secretary

STEWART & STEVENSON PETROLEUM SERVICES LLC

By:	/s/ Carl B. King
Name:	Carl B. King
Title:	Vice President and Secretary

C. JIM STEWART & STEVENSON, INC.

By:	/s/ Carl B. King
Name:	Carl B. King
Title:	Vice President and Secretary

Schedules are omitted in accordance with Item 601(b)(2) of Regulation S-K. Schedules will be provided by the Company to the Securities Exchange Commission upon request.